      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2002
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FAMOUS DAVE'S OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1782300
                        (IRS Employer Identification No.)

                               7657 ANAGRAM DRIVE
                             EDEN PRAIRIE, MN 55344
                    (Address of principal executive offices)

                         1998 DIRECTOR STOCK OPTION PLAN
                              (Full title of Plan)

                                MARTIN J. O'DOWD
                         FAMOUS DAVE'S OF AMERICA, INC.
                               7657 ANAGRAM DRIVE
                             EDEN PRAIRIE, MN 55344
                     (Name and address of agent for service)

                                 (952) 294-1300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             WILLIAM M. MOWER, P.A.
                              ALAN M. GILBERT, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 WELLS FARGO CENTER
                               90 SOUTH 7TH STREET
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
TITLE OF                                             PROPOSED MAXIMUM         PROPOSED MAXIMUM    AMOUNT OF
OF SECURITIES TO BE        AMOUNT TO BE              OFFERING PRICE           AGGREGATE           REGISTRATION
REGISTERED                 REGISTERED (1)            PER SHARE (1)            OFFERING PRICE (1)  FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par     360,000                           $7.57                $2,725,200             $250.72
value per share)
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on NASDAQ on May 20, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2001 and filed on March 20, 2002;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 and filed on May 8, 2002; and

        (c) The description of the Registrant's common stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A, dated October 25, 1996, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Registrant is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 8. EXHIBITS.

        4.1    1998 Director Stock Option Plan, as amended through May 22, 2002.

        5.     Opinion of Maslon Edelman Borman & Brand, LLP.

        23.1   Consent of Virchow, Krause & Company, LLP.

        23.2   Consent of Maslon Edelman Borman & Brand, LLP (contained in
               Exhibit 5).

        24.    Power of Attorney (contained on page II-3).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i)     To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on May 22, 2002.

                                     FAMOUS DAVE'S OF AMERICA, INC.



                                     By:  /s/ Martin J. O'Dowd
                                          --------------------------------------
                                          Martin J. O'Dowd
                                          Chief Executive Officer, President and
                                           Secretary

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Famous Dave's of America, Inc. hereby severally constitute Martin J. O'Dowd, Kenneth Stanecki and William
M. Mower and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Famous Dave's of America, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                          TITLE                                 DATE
/s/ David W. Anderson             Chairman of the Board                     May 22, 2002
-----------------------------
David W. Anderson
                                  President, Chief Executive Officer
/s/ Martin J. O'Dowd              and Secretary                             May 22, 2002
-----------------------------     (Principal Executive Officer)
Martin J. O'Dowd

                                  Chief Financial Officer
/s/ Kenneth Stanecki              (Principal Financial and Accounting       May 22, 2002
-----------------------------      Officer)
Kenneth Stanecki

/s/ Thomas J. Brosig              Director                                  May 22, 2002
-----------------------------
Thomas J. Brosig

                                  Director                                  May 22, 2002
-----------------------------
James W. Cox

/s/ K. Jeffrey Dahlberg           Director                                 May 22, 2002
-----------------------------
K. Jeffrey Dahlberg

/s/ Richard L. Monfort            Director                                 May 22, 2002
-----------------------------
Richard L. Monfort

                                    EXHIBITS

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT
--------------      ----------------------

     4.1            1998 Director Stock Option Plan, as amended through
                    May 22, 2002.

      5             Opinion of Maslon Edelman Borman & Brand, LLP

     23.1           Consent of Virchow, Krause & Company, LLP






                                       6